UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2010

HOST HOTELS & RESORTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25087	52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of Principal Executive Offices and Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 3, 2010, a subsidiary of Host Hotels & Resorts, L.P. (the “Company”), for which Host Hotels & Resorts, Inc. acts as sole general partner, entered into agreements to purchase seven hotels in New Zealand, six from affiliates of Tourism Asset Holdings Limited and one from an affiliate of Accor, for an aggregate purchase price of approximately US$ 143 million, based on current exchange rates. The hotel portfolio, which is described below, has over 1,200 rooms and the purchase price represents a discount to replacement cost of approximately 25% to 30%. The transaction is expected to close in January 2011, and is subject to various closing conditions.

This will be the Company’s first acquisition in New Zealand and the hotels are located in the country’s main commercial and tourist centers, including Auckland, Christchurch, Queenstown and Wellington. The hotels are currently operated by Accor Hotels, one of the largest hotel operators in New Zealand, and will continue to be operated by Accor under management agreements to be entered into with the Company at the closing of the acquisition.

The portfolio is comprised of the following hotels:

•	The 273-room Hotel Novotel Queenstown Lakeside

•	The 193-room Hotel Novotel Christchurch Cathedral Square

•	The 147-room Hotel Novotel Auckland Ellerslie

•	The 139-room Hotel Novotel Wellington

•	The 200-room Hotel ibis Wellington

•	The 155-room Hotel ibis Christchurch

•	The 100-room Hotel ibis Ellerslie

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for Host Hotels & Resorts, Inc. to remain a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in our filings with the SEC. The completion of the transaction with Tourism Asset Holdings Limited and Accor is subject to numerous closing conditions and there can be no assurances that the transactions as a whole, or portions of it, will be completed. These closing conditions include, but are not limited to: obtaining various third party consents and regulatory approvals, the accuracy of representations and warranties and compliance with covenants, the absence of material events or conditions, and other customary closing conditions. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this current report is as of the date of this report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

	By:	HOST HOTELS & RESORTS, INC.
Its General Partner

Date: December 7, 2010	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President, Corporate Controller